EXHIBIT 10.7

INVESTMENT MANAGEMENT AGREEMENT

April 25, 2003

Prime Advisors, Inc.
2450 Carillon Point
Kirkland, Washington 98033

Re: Fremont Mutual Insurance Company

Ladies and Gentlemen:

The undersigned ("Client"), being duly authorized, has established the Account referred to above (the "Account") and hereby agrees to appoint Prime Advisors, Inc. ("PRIME") to act as investment advisor for the Account on the following terms and conditions.

1. Appointment of PRIME. Client appoints PRIME as investment advisor for the Account with full discretionary authority. PRIME shall supervise and direct, in its sole discretion, the investments of and for the Account without further consultation with Client. Such authority, however, shall be subject to such limitations and restrictions as Client may hereafter impose by notice in writing to PRIME. Client acknowledges and agrees that it is responsible for ensuring that the investment guidelines and other directives provided to PRIME are in accordance with State and Federal Insurance Laws. This appointment includes the appointment of PRIME as agent and attorney-in-fact with full and exclusive power and authority for and on behalf of the Account (a) to buy, sell, exchange, convert and otherwise trade in any and all municipal, corporate, mortgage-backed, U.S. Government debt securities as well as CDs and commercial paper, mutual funds including no-load money market funds and, (b) to establish, maintain and deal through accounts with one or more securities brokerage firms as PRIME may select.

2.	Services by PRIME. By execution of this Agreement, PRIME hereby accepts the appointment as investment advisor for the Account and agrees from and after the effective date hereof:

Investment Advisory Services

a.

To supervise and direct or to make recommendations, as may be appropriate under Section 1 herein, with respect to the investments of the Account in accordance with the investment objectives of Client as communicated in writing to PRIME from time to time;

b.

To appraise and review at reasonable intervals during the period of this Agreement the investments of the account, as initially accepted by PRIME, together with all additions, substitutions and alterations thereto; and

c.

To render to Client at least monthly a written statement of the investments of the Account. It is understood and agreed that PRIME, in the maintenance of records for its own purposes, or in making such records or the information contained therein available to Client or any other person at the direction of Client, does not assume responsibility for the accuracy of information furnished by Client or any other person, firm or corporation.

d.

To deliver to any securities brokerage firm executing transactions on behalf of the Account, or financial institution safekeeping securities for the Account, a copy of this document as evidence of PRIME's authority to act for and on behalf of the Account.

3. Procedure. All transactions authorized by this Agreement shall be consummated by payment to or delivery by Client or Custodian (which may be such person, firm or corporation as Client may designate in writing), of all cash and/or securities due to or from the Account. Instructions of PRIME to Client or the Custodian with respect to investments shall be made in writing or orally and confirmed in writing as soon as practicable thereafter, and PRIME shall instruct all brokers executing orders on behalf of the Account to forward to Client or the Custodian copies of notices of all transactions promptly after execution.

4. Reports of PRIME. Client shall instruct the Custodian, if any, to provide PRIME with such periodic reports concerning the status of the Account as PRIME may reasonably request from time to time.

5. Confidential Relationship. All information, recommendations and advice furnished by PRIME to Client under this agreement shall be regarded as confidential by Client, and for use only with respect to the Account. PRIME agrees to keep in strict confidence all information concerning the affairs of Client, except as disclosure may be required by law.

6. Service to Other Clients. It is understood that PRIME performs investment advisory services for various clients. Client agrees that PRIME may give advice and take action in the performance of their duties with respect to any of their other clients which may differ with respect to the Account so long as it is the policy of PRIME, to the extent practical, to allocate investment opportunities to the Account over a period of time on a fair and equitable basis relative to other clients. Nothing in this Agreement shall be deemed to confer upon PRIME any obligation to acquire for the Account a position in any security which PRIME, their principals or employees may acquire for their own accounts or for the account of any other client, if in the sole and absolute discretion of PRIME it is not, for any reason, practical or desirable to acquire a position in such security for the Account. PRIME shall not be held responsible for any loss incurred by reason of any act or omission of any broker or the Custodian for the Account, if other than PRIME.

Neither PRIME, nor its principals or employees, will acquire a position in any security which was purchased for or recommended for purchase for individual accounts of existing clients of PRIME unless a reasonable period of time has passed from the date of such purchase or recommendation.

7. Allocation of Brokerage. Where PRIME places orders for the execution of portfolio transactions for the Account, PRIME will obtain the best execution for orders of the Account. PRIME may also allocate such transactions to such brokers and dealers for execution on such markets, at such prices and at such commission rates as in the good faith judgment of PRIME will be in the best interest of the Account, taking into consideration in the selection of such brokers and dealers not only the available prices and rates of brokerage commissions, but also other relevant factors (such as, without limitation, execution capabilities, research and other services provided by such brokers or dealers which are expected to enhance the general portfolio management capabilities of PRIME, and the value of an ongoing relationship of PRIME) without having to demonstrate that such factors are of a direct benefit to the Account.

8. Client Directed Trades. Client shall be free to direct any investment held in the Account. Client agrees to provide PRIME with written notice of any such investment activity directed by Client. PRIME will use its best efforts to consider the effects on Client's investment portfolio and PRIME's investment advice of any investments directed by Client, but PRIME assumes no responsibility for any investment activity directed by Client, or the effects it may have on PRIME's overall investment advice.

9. Inside Information. PRIME shall have no obligation to seek to obtain any material nonpublic ("inside") information about any issuer or securities, or to purchase or sell, or to recommend for purchase or sale, for the Account the securities of any issuer on the basis of any such information as may come into its possession.

10. Fees. The compensation of PRIME for its services rendered hereunder shall be calculated in accordance with the Schedule of Fees attached hereto. Fees will be payable quarterly, in advance, based upon the valuation of the Account at the end of the previous quarter.

In the event that assets are transferred into the Account on a date between such quarterly valuations dates, the fee shall be adjusted to include the prorated portion for the period from the date of such transfer to the end of that quarterly period. The value of the assets shall be the amount transferred into the Account.

Upon termination by either party, the effective date of termination shall be used as the concluding date for valuation of the Account. The final charge for investment services rendered shall cover the three-month period from the most recent valuation date to the end of such three-month period during which termination occurs, prorated to the termination date. Client shall be given thirty (30) days prior written notice of any increase in fees. Fees unpaid after thirty (30) days are subject to a monthly past due charge of 1.5% per month.

11. Valuation. In computing the market value of any investment of the Account, each security listed on any national securities exchange shall be valued at the last sale price on the valuation date; but listed securities not traded on such date and any unlisted security regularly traded in the over-the-counter market shall be valued at the latest available bid price reflected by quotations furnished to PRIME by such source as it may deem appropriate. Any other security shall be valued in such manner as shall be determined in good faith by PRIME to reflect its fair market value.

12. Representations by Client. The execution and delivery of this Agreement by Client shall constitute the representation by Client that the terms hereof do not violate any obligation by which Client is bound, whether arising by contract, operation of law or otherwise, and if Client is a corporation or trust, that (a) this Agreement has been duly authorized by appropriate action and when so executed and delivered will be binding upon Client in accordance with its terms, and (b) Client will deliver to PRIME such evidence of such authority as PRIME may reasonably require, whether by way of a certified corporate resolution or otherwise.

13. Representation by PRIME. By execution of this Agreement, PRIME represents and confirms that it is registered as an investment advisor under the Investment Advisors Act of 1940.

14. Receipt of Disclosure Materials. Client hereby acknowledges that Client has received PRIME's Brochure (within the meaning of the Investment Advisors Act of 1940) describing PRIME's investment advisory services or Part II of PRIME's Form ADV describing the same (i) more than 48 hours before the effective date hereof, or (ii) if less than 48 hours before the effective date hereof, Client shall have the right to terminate this Agreement (notwithstanding Section 15 below) by delivering written notice to PRIME within five days from the date hereof.

15. Termination. This Agreement shall continue in effect until terminated by either party by giving to the other written notice at least thirty (30) days prior to the date on which such termination is to become effective; provided that Client may at any time, upon delivery of written notice to PRIME, terminate the discretionary authority of PRIME. No assignment of the Agreement by PRIME shall be effective without the written consent of Client.

16. Notices. All notices and other communications contemplated by this Agreement shall be deemed duly given if transmitted to PRIME at the address first above written and to Client at the address appearing below, or at such other address or addresses as shall be specified, in each case, in a notice similarly given.

17. Governing Law. The validity of this Agreement and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the State of Washington.

18. Required Signatures. All persons authorized to transact business on behalf of the Account have signed this Agreement. The signatures appearing on this Agreement shall constitute a representation by Client, upon which PRIME may rely, that all such required signatures are so included.

Effective Date: May 1, 2003

Accepted and approved as of this 6th day of May, 2003.

PRIME ADVISORS, INC.

By:	By:

Name:		Jeff A. Johnson, CPA Chief Financial Officer

Title: